Exhibit 12
CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In thousands except ratios)



                                        Three months ended    Three months ended
                                            May 1, 1999           May 2, 1998
                                        ------------------    ------------------


Fixed charges:
  Interest expense                           $ 5,475                $ 5,514
  Portion of rent expense
    representing interest                        805                    742
                                             -------                -------
                                               6,280                  6,256
                                             =======                =======



Earnings:
  Income before income taxes                   2,422                  2,654
  Fixed charges                                6,280                  6,256
                                             -------                -------
                                             $ 8,702                $ 8,910
                                             =======                =======


Ratio of earnings to fixed charges              1.4x                   1.4x
                                             =======                =======

                                          Six months ended     Six months ended
                                            May 1, 1999           May 2, 1998
                                          ----------------     ----------------


Fixed charges:
  Interest expense                           $10,434                $10,798
  Portion of rent expense
    representing interest                      1,520                  1,497
                                             -------                -------
                                              11,954                 12,295
                                             =======                =======



Earnings:
  Income before income taxes                   5,376                  4,028
  Fixed charges                               11,954                 12,295
                                             -------                -------
                                             $17,330                $16,323
                                             =======                =======


Ratio of earnings to fixed charges              1.4x                   1.3x
                                             =======                =======